UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): February 14, 2005


                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


            New York                     0-27654-NY                      11-3232989
-------------------------------   ------------------------   ----------------------------------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer Identification Number)
         incorporation)



         One Huntington Quadrangle Suite 4C-01, Melville, New York 11747
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (631) 454-1900
--------------------------------------------------------------------------------
                  (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Long Island Physician Holdings Corporation (the "Company" or "LIPH") has entered into a Stock Purchase Agreement ("Agreement") dated as of December 31, 2004 with MDNY Healthcare, Inc. ("MDNY") and Catholic Healthcare Network Of Long Island, Inc. ("CHNLI").

         Pursuant to the Agreement, LIPH will purchase from CHNLI all shares of Class B common stock of MDNY owned by CHNLI, and CHNLI will contribute to the capital of MDNY, and for cancellation, a Subordinated Note dated December 18, 1997 made by MDNY in favor of CHNLI in the original principal amount of $1.4 million, together with all interest accrued thereon (the "Section 1307 Contribution"). Upon the closing of such purchase, LIPH will be the sole stockholder of MDNY.

         In consideration of the sale, assignment and transfer of the Class B Shares and of the Section 1307 Contribution, LIPH will pay CHNLI a closing payment of $10.00. As additional consideration, LIPH will pay to CHNLI the percentage specified below of the net amount of cash and the fair market value of all securities and other property paid by an acquiror and received by LIPH in respect of its equity interest in MDNY upon any sale to a third party by LIPH of its stock in MDNY or of all or substantially all of MDNY's business (through a sale of stock or assets, or a merger, consolidation or similar transaction) that is consummated prior to December 31 of the year specified below (or with respect to calendar year 2008, certain transactions consummated after December 31,
2008), but not to exceed $4.5 million in the aggregate (the amount of CHNLI's equity investment in MDNY):

                  Percentage of Sale Proceeds                 Year
                  ---------------------------                 ----
                  33.3%                                       2005
                  25.0%                                       2006
                  20.0%                                       2007
                  15.0%                                       2008

         Conditions to closing under the Agreement include: (i) the termination of the Shareholders Agreement and the Stock Subscription and Purchase Agreement, each dated as of October 11, 1995, between LIPH, MDNY and CHNLI, as amended,
(ii) execution and delivery of mutual releases by CHNLI, the Diocese of Rockville Centre ("Diocese") and Catholic Health System of Long Island, Inc. ("CHSLI"), on the one hand, and MDNY and LIPH, on the other hand, from all claims arising through the closing date, except for claims arising under the Agreement and certain other agreements in effect among the releasing parties as of the closing date, (iii) resignation of the four MDNY directors designated by CHNLI, as directors and officers of MDNY, (iv) payment in full of all premiums then payable under the MDNY Group Applications effective as of December 31, 2002 between MDNY and each of the Diocese and CHSLI, as agent for five affiliated Catholic Hospitals ("Hospitals"); (v) no premiums under such Group Applications being more than 30 days past due; (vi) execution and delivery of an agreement whereby the Hospitals and certain related Catholic nursing homes agree to pay the same penalties and interest on past due premiums and other amounts payable by them to MDNY as those applicable under current regulations to late payments due from MDNY to the Hospitals; (viii) consent by each the New York State Insurance Department, the New York Department of Health, the Attorney General of the State of New York and the Supreme Court of the State of New York to the Agreement and the transactions contemplated thereby; and (ix) payment in full of all payments due and owing by MDNY to the Hospitals for services rendered to the extent required by the provider agreements between MDNY and the Hospitals, and no such payments, with respect to clean claims, being more than 45 days past due.

         Upon closing of the purchase of the Class B shares, the Certificate of Incorporation and By-laws of MDNY, and the composition of MDNY's Board of Directors, will be modified to reflect, among other things, that CHNLI is no longer a shareholder in MDNY.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

Exhibit 1 Stock Purchase Agreement dated as of December 31, 2004 between Long Island Physician Holdings Corporation, MDNY Healthcare, Inc., and Catholic Healthcare Network of Long Island, Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant as duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LONG ISLAND PHYSICIAN HOLDINGS CORPORATION


                                By: /s/ Paul Kolker
                                    ----------------------------------
                                    Paul Kolker
                                    President and Chairman

Date: February 16, 2005

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

Exhibit 1 Stock Purchase Agreement dated as of December 31, 2004 between Long Island Physician Holdings Corporation, MDNY Healthcare, Inc., and Catholic Healthcare Network of Long Island, Inc.